      As filed with the Securities and Exchange Commission on May 27, 1994

                                                            REGISTRATION NO. 33-

- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ________________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                         HALLMARK HEALTHCARE CORPORATION

             (Exact Name of Registrant as Specified in Its Charter)

                   DELAWARE                                   63-0817574
        (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)

                              300 GALLERIA PARKWAY
                                    SUITE 650
                             ATLANTA, GEORGIA  30339
               (Address of Principal Executive Offices) (Zip Code)

                             1993 STOCK OPTION PLAN
                            (Full Title of the Plan)

                             ROBERT M. THORNTON, JR.
                     PRESIDENT, CHIEF OPERATING OFFICER AND
                             CHIEF FINANCIAL OFFICER
                              300 GALLERIA PARKWAY
                                    SUITE 650
                             ATLANTA, GEORGIA  30339
                                 (404) 933-5500
              (Name and Address, Including Zip Code, and Telephone
                    Number, Including Area Code, of Agent for Service)

                                   COPIES TO:

                             ROBERT W. MILLER, ESQ.
                                 KING & SPALDING
                              191 PEACHTREE STREET
                             ATLANTA, GEORGIA  30303
                                 (404) 572-4600
                             ______________________

                         CALCULATION OF REGISTRATION FEE


- --------------------------------------------------------------------------------------------------------------------
        Title of Each                                Proposed                    Proposed
          Class of                 Amount            Maximum                     Maximum             Amount of
        Securities to              to be          Offering Price                Aggregate          Registration
       be Registered             Registered        Per Share(1)              Offering Price(1)           Fee
- --------------------------------------------------------------------------------------------------------------------
Class A Common Stock,
$.05 par value                     200,000        $13.00; $12.13; $15.26       $2,860,925.49          $986.53

- --------------------------------------------------------------------------------------------------------------------

                              _____________________

(1) Estimated solely for purposes of calculating the registration fee. Estimated offering prices are calculated pursuant to Rule 457(h) based on the possible sale of up to 82,939 shares of Class A Common Stock pursuant to outstanding stock options having an exercise price of $13.00 per share, the possible sale of up to 1,253 shares of Class A Common Stock pursuant to outstanding stock options having an exercise price of $12.13 per share and the possible sale of up to 115,808 shares of Class A Common Stock pursuant to stock options that may be granted in the future. Pursuant to Rule 457(c) and Rule 457(h) the assumed offering price for 115,808 shares of Class A Common Stock is one hundred ten percent of the average of the high and low sales prices of the Registrant's Class A Common Stock on The Nasdaq Stock Market on May 23, 1994.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by Hallmark Healthcare Corporation (the "Company") with the Securities and Exchange Commission are hereby incorporated by reference into this Registration Statement:

      (1) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993;

      (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 1993; and

      (3) The description of the Company's Class A Common Stock, par value $.05 per share, contained in the Form 8-A Registration Statement filed under the Exchange Act (File No. 0-13991), including any amendment or report filed for the purposes of updating such description.

            All documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Inapplicable.

ITEM 5.    INTEREST OF NAMED EXPERTS AND COUNSEL.

           Inapplicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Article IX of the Company's Bylaws, as well as Section 145 of the Delaware General Corporation Law, provide for the indemnification by the Company of, and advancement by the Company of expenses to, its directors, officers, employees and agents. The Company also maintains insurance coverage for its directors and officers with respect to certain liabilities incurred in their capacities as such.

STATUTORY AUTHORITY

           SECTION 145 OF THE DELAWARE GENERAL CORPORATION LAW PROVIDES:

           SECTION 145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

           (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and
      (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or
      (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

            (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

            (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

            (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section.

            (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

            (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

            (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      BYLAW AUTHORITY


                  ARTICLE IX OF THE COMPANY'S BYLAWS PROVIDES:

                                   ARTICLE IX

                          INDEMNIFICATION AND INSURANCE

           SECTION 9.1.  CONTINGENT RIGHT TO INDEMNIFICATION - THIRD PARTY
ACTIONS: AUTHORITY FOR PERMISSIVE INDEMNIFICATION. The Company shall indemnify any director or officer of the Company, and may indemnify or obligate itself to indemnify any other employee or agent of the Company, who was or is a party or is or was threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such director, officer, employee or agent is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or not taken by such director, officer, employee or agent while acting in any such capacity, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement (whether with or without court approval) actually and reasonably incurred by such director, officer, employee or agent in connection with such action, suit or proceeding if he acted in good faith and in a manner such director, officer, employee or agent reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that such director, officer, employee or agent did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            SECTION 9.2.  CONTINGENT RIGHT TO INDEMNIFICATION - ACTIONS BY OR
IN THE RIGHT OF THE COMPANY; AUTHORITY FOR PERMISSIVE INDEMNIFICATION. The Company shall indemnify any director or officer of the Company, and may indemnify or obligate itself to indemnify any other employee or agent of the Company, who was or is a party or is or was threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such director, officer, employee or agent is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or not taken by him while acting in any such capacity, against expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. The termination of any such threatened or actual action or suit by a settlement or by an adverse judgment or-order shall not of itself, create a presumption that such director, officer, employee or agent did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company. Nevertheless, there shall be no indemnification with respect to expenses incurred in connection with any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty or duties to the Company unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director, officer, employee or agent is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            SECTION 9.3. ABSOLUTE RIGHT TO INDEMNIFICATION. To the extent that a director, officer, employee or agent of the Company, or a director, officer, employee or agent of the Company serving in any other enterprises at the request of the Company, shall have been successful, on the merits or otherwise, (i) in defending against any threatened or actual action, suit or proceeding to which he was a party, or (ii) in defending against any claim, issue or matter therein, then, regardless of whether such threatened or actual action, suit, proceeding, claim, issue or matter shall have been asserted by or in the name of the Company or a third party, he shall be indemnified by the Company against all expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by him in connection therewith.

            SECTION 9.4. COVERAGE OF ACTIONS RELATING TO EMPLOYEE BENEFIT PLANS. If a director, officer, employee or agent is performing services for an employee benefit plan at the Company's request then such director's, officer's, employee's or agent's conduct with respect to such employee benefit plan will constitute conduct within the meaning of the "good faith" and "best interest" requirements of Sections 9.1 and 9.2 of this Article which shall or may entitle such officer or director and may entitle such other person to indemnification pursuant to the provisions of such sections provided that such person in reasonably good faith believed that his conduct was in the best interests of the participants and beneficiaries of the Plan. A director, officer, employee or agent is considered to be serving an employee benefit plan at the Company's request if his duties to the Company also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan.

           SECTION 9.5. DETERMINATION OF CONDUCT. Any indemnification under this Article IX, (unless ordered by court), shall be made by the Company only as authorized in the specific cases upon a determination that indemnification is proper in the circumstances because the director, officer, employee or agent of the Company claiming indemnification has been successful, on the merits or otherwise, in any final adjudication in defending against any threatened or actual action, suit or proceeding or in defense of any claim, issue or matter therein or has met the applicable standard of conduct set forth in Sections 9.1, 9.2 or 9.4, as the case may be. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors of the Company so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the Company.

            SECTION 9.6. ADVANCE OF EXPENSES. (a) The Company, as authorized by the Board, may pay for or reimburse the expenses incurred by a director, officer, employee or agent of the Company or a director, officer, employee or agent of the Company serving in any other enterprise at the request of the Company in defending a Proceeding may be paid by the Company in advance of the final disposition of such Proceeding if: (i) the person seeking an advance for expenses furnishes the Company a written affirmation of his good faith belief that he has met the standard of conduct set forth in Sections 9.1, 9.2 or 9.4, as the case may be, (ii) the person seeking an advance for expenses furnishes the Company a written undertaking executed personally or on his behalf to repay any advances if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Article IX.

            (b) In the case of any Proceeding involving a director or an officer of the Company, the Company shall advance promptly as incurred reasonable fees and disbursements of counsel for a director or officer for which the Company might have to indemnify such director or officer -- whether pursuant to this Section 9.6 or any employment agreement between the Company approved by a majority of the Board or the Compensation and Audit Committee thereof -- provided (i) the director or officer shall execute a promissory note payable to the Company evidencing such advance if requested by the Company and otherwise comply with such other requirements of Delaware law or the Certificate of Incorporation or Bylaws of the Company as shall be reasonably requested by the Company and (ii) the director or officer shall cause such counsel to cooperate fully in good faith with such requests as the Company or its counsel may reasonably make in order to endeavor to keep such legal fees and disbursements at the minimum level consistent with an adequate defense of the director or officer.

            (c) The Undertaking required by paragraphs (a)(ii) and (b)(i) of this Section 9.6 must be the unlimited general obligation of the person seeking an advance for expenses but need not be secured and may be accepted without reference to such person's financial ability to make repayment.

            SECTION 9.7. INSURANCE. The Company shall have power to and may purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as a director, officer, employee or agent, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article IX or applicable law.

            SECTION 9.8. INDEMNITY NOT EXCLUSIVE. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which a director, officer, employee or agent of the Company seeking indemnification may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a director, officer, employee or agent of the Company who has ceased to be a director, officer, employee or agent of the Company or engaged in any other enterprise at the request of the Company and shall inure to the benefit of the heirs, executors and administrators of such director, officer, employee or agent.

ITEM 7.   EXEMPTIONS FROM REGISTRATION CLAIMED.

          Inapplicable.

ITEM 8.   EXHIBITS.

      EXHIBIT            DESCRIPTION
      -------            -----------

       4.1 Certificate of Incorporation of the Registrant (Filed as an exhibit to the Registrant's Registration Statement on Form S-8 (File No. 33-53853), filed
                         May 27, 1994, registering 200,000 shares of Class A Common Stock for sale pursuant to the Registrant's 1994 Employee Stock Purchase Plan, and incorporated herein by this reference)

       4.2 Bylaws of the Registrant (Filed as an exhibit to the Registrant's Form 10-K for the year ended June 30, 1993, filed September 10,

                         1993, and incorporated herein by this reference)

       5.1 Opinion of King & Spalding regarding legality of shares being registered

       23.1 Consent of Arthur Andersen & Co., independent auditors

       23.2              Consent of King & Spalding (Included in Exhibit 5.1)


ITEM 9.   UNDERTAKINGS.

            (a)   The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
      Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cobb County, State of Georgia on this 27th day of May, 1994.


                                    HALLMARK HEALTHCARE CORPORATION



                                    By:   /s/ James T. McAfee, Jr.
                                       -------------------------------
                                          James T. McAfee, Jr.
                                          Chairman and Chief Executive
                                          Officer


            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James T. McAfee, Jr., his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such persons and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 27th day of May, 1994.

SIGNATURE                           TITLE
- ---------                           -----



/s/ James T. McAfee, Jr.            Chairman, Chief Executive Officer
- ---------------------------         and Director
James T. McAfee, Jr.



/s/ Robert M. Thornton, Jr.         President, Chief Operating Officer
- ---------------------------         and Director (Chief Financial
Robert M. Thornton, Jr.             Officer, Principal Accounting Officer)



/s/ Rolland A. Maxwell              Director
- --------------------------
Rolland A. Maxwell



/s/ Kay W. Slayden                  Director
- --------------------------
Kay W. Slayden



/s/ James E. Martin                 Director
- --------------------------
James E. Martin



/s/ J. Randolph Seckman             Director
- --------------------------
J. Randolph Seckman

                                  EXHIBIT INDEX


EXHIBIT                       DESCRIPTION                   PAGE NO.
- -------                       -----------                   --------

  4.1            Certificate of Incorporation of the
                  Registrant (Filed as an exhibit to the
                  Registrant's Registration Statement on
                  Form S-8 (File No. 33-53853), filed
                  May 27, 1994, registering 200,000
                  shares of Class A Common Stock for sale
                  pursuant to the Registrant's 1994 Employee
                  Stock Purchase Plan, and incorporated
                  herein by this reference)

   4.2            Bylaws of the Registrant (Filed as
                  an exhibit to the Registrant's Form
                  10-K for the year ended June 30, 1993,
                  filed September 10, 1993, and
                  incorporated herein by this reference)

   5.1            Opinion of King & Spalding, regarding
                  legality of shares being registered

  23.1            Consent of Arthur Andersen & Co.,
                  independent auditors

  23.2            Consent of King & Spalding (included
                  in Exhibit 5.1)


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